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                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York NY  10036
                                                     Telephone  (646) 471 4000
                                                     Facsimile  (646) 471 4100


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of Wells Fargo Asset Securities Corporation, relating to Mortgage Pass-Through Certificates, Series 2001-12, of our report dated February 2, 2001, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP


May 17, 2001